Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS FIRST-QUARTER 2011 RESULTS HIGHLIGHTED BY SALES GROWTH
- STRONG DEMAND ACROSS SEVERAL END MARKETS DRIVES CONTINUED GROWTH -
- COMPANY INCREASES 2011 SALES GUIDANCE -

WARREN, Ohio – May 6, 2011 – Stoneridge, Inc. (NYSE: SRI) today announced financial results – fueled primarily by continued sales growth – for the first quarter ended March 31, 2011.

First-quarter 2011 net sales increased $44.9 million, or 30.3%, to $193.0 million, compared with $148.1 million for the first quarter of 2010. The increase in the current quarter’s net sales was primarily due to increased volume in the passenger car and light truck markets in North America (15.6%) and commercial vehicle markets in both North America (39.7%) and Europe (66.0%).

Net income for the first quarter of 2011 was $2.9 million, or $0.12 per diluted share, compared with a net income of $1.9 million, or $0.08 per diluted share, in the first quarter of 2010.  The increase in net income was primarily due to increased production volume, which was somewhat offset, as discussed below, by operational inefficiencies, higher commodity costs and certain unfavorable foreign exchange rates.

As of March 31, 2011, Stoneridge’s consolidated cash position was $53.2 million, a decrease of $18.8 million from December 31, 2010, primarily due to increased accounts receivable resulting from the higher sales level.  The Company’s asset-based credit facility remains undrawn.

Outlook

“We are pleased with the continued momentum our growth strategy is generating for the Company. In particular, our European commercial vehicle, North American electronics and North American automotive businesses, along with our joint ventures in India and Brazil, are performing extremely well,” said John C. Corey, president and chief executive officer. “That said, while we experienced strong revenue growth in the first quarter, we did not convert this volume increase at the same marginal contribution as past quarters due to reduced operational performance in our North American wiring business, which we are addressing, as well as higher commodity costs and an unfavorable exchange rate which affects Mexican peso-denominated costs. As we look ahead, we see positive underlying fundamentals in the markets we serve, such as commercial vehicle, agricultural/off highway and automotive. Therefore, we are increasing our guidance for 2011 sales to be in the range of $750 million to $775 million, up from the previous range of $720 million to $750 million provided in the 2010 fourth-quarter earnings release issued on February 4, 2011.”

Recent Accounting Change

Effective January 1, 2011, Stoneridge elected to change the method of valuing inventories for certain U.S. businesses to the first-in, first-out (FIFO) method.  In prior years, these inventories were valued using the last-in, first-out (LIFO) method.  The Company has applied this change in method of inventory costing retrospectively to all prior periods. All of the financial comparisons in this press release for 2011 and 2010 reflect this change.

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Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2011 first-quarter results can be accessed at 9 a.m. Eastern time on Friday, May 6, 2011, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the commercial vehicle, automotive and agricultural and off-highway vehicle markets.  Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release.  Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant change in commercial vehicle, automotive or agricultural and off-highway vehicle production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business.  In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release.  The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.  Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance
330/856-2443

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

		As adjusted
Three months ended March 31 (in thousands, except per share data)	2011	2010

Net Sales	$193,044	$148,074

Costs and Expenses:
Cost of goods sold	153,754	114,143
Selling, general and administrative	32,590	29,568

Operating income	6,700	4,363

Interest expense, net	4,266	5,606
Equity in earnings of investees	(1,916)	(691)
Other expense (income), net	999	(950)

Income before income taxes	3,351	398

Provision (benefit) for income taxes	677	(1,489)

Net income	2,674	1,887

Net loss attributable to noncontrolling interest	(215)	(23)

Net income attributable to Stoneridge, Inc. and subsidiaries	$2,889	$1,910

Basic net income per share	$0.12	$0.08
Basic weighted average shares outstanding	24,018	23,880

Diluted net income per share	$0.12	$0.08
Diluted weighted average shares outstanding	24,474	24,324

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

		As adjusted
	March 31,	December 31,
(in thousands)	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$53,246	$71,974
Accounts receivable, less reserves of $1,925 and $2,013, respectively	129,927	102,600
Inventories, net	65,667	54,959
Prepaid expenses and other current assets	23,301	20,443
Total current assets	272,141	249,976

Long-term assets:
Property, plant and equipment, net	76,654	76,576
Investments and other long-term assets, net	63,191	60,184
Total long-term assets	139,845	136,760
Total assets	$411,986	$386,736

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$84,746	$68,341
Accrued expenses and other current liabilities	47,072	44,442
Total current liabilities	131,818	112,783

Long-term liabilities:
Long-term debt	168,107	167,903
Other long-term liabilities	14,764	14,831
Total long-term liabilities	182,871	182,734

Shareholders' equity:
Preferred Shares, without par value, authorized 5,000 shares, none issued	-	-
Common Shares, without par value, authorized 60,000 shares, issued 26,450 and 25,994
shares and outstanding 25,598 and 25,393 shares, respectively, with no stated value	-	-
Additional paid-in capital	163,135	161,587
Common Shares held in treasury, 852 and 601 shares, respectively, at cost	(1,808)	(1,118)
Accumulated deficit	(74,731)	(77,620)
Accumulated other comprehensive income	6,483	4,062
Total Stoneridge Inc. and subsidiaries shareholders’ equity	93,079	86,911
Noncontrolling interest	4,218	4,308
Total shareholders' equity	97,297	91,219
Total liabilities and shareholders' equity	$411,986	$386,736

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

		As adjusted
Three months ended March 31 (in thousands)	2011	2010

OPERATING ACTIVITIES:
Net cash used for operating activities	$(15,476)	$(7,273)

INVESTING ACTIVITIES:
Capital expenditures	(4,342)	(3,619)
Proceeds from sale of fixed assets	-	20
Capital contribution from noncontrolling interest	125	-
Net cash used for investing activities	(4,217)	(3,599)

FINANCING ACTIVITIES:
Repayments of debt	(68)	(70)
Revolving credit facility borrowings	753	2,055
Revolving credit facility payments	(423)	(1,841)
Other financing costs	(27)	-
Repurchase of shares to satisfy employee tax withholding	(690)	-
Excess tax benefits from share-based compensation expense	-	294
Net cash provided by (used for) financing activities	(455)	438

Effect of exchange rate changes on cash and cash equivalents	1,420	(1,425)

Net change in cash and cash equivalents	(18,728)	(11,859)

Cash and cash equivalents at beginning of period	71,974	91,907

Cash and cash equivalents at end of period	$53,246	$80,048

Supplemental disclosure of non-cash financing activities:
Change in fair value of interest rate swap	$144	$-

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